UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 28, 2025
Lucid Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (510) 648-3553
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2025, Lucid Group, Inc. (“Lucid” or the “Company”) announced that Taoufiq Boussaid will join the Company on January 29, 2025, and will be appointed the Company’s Chief Financial Officer upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year 2024. Upon his appointment as Chief Financial Officer, Mr. Boussaid will serve as the Company’s principal financial officer, prior to which time Gagan Dhingra, our Interim Chief Financial Officer, will continue to serve in such capacity for the Company. Mr. Boussaid will report to Peter Rawlinson, the Company’s Chief Executive Officer and Chief Technology Officer.
Mr. Boussaid, 53, has been an advisor for N.V. Bekaert S.A., a Belgium-listed industrial steel and coatings technology group, since October 2024 and was the group’s Chief Financial Officer from July 2019 through October 2024. From 2007 to 2019, Mr. Boussaid was employed at Bombardier Transportation, a rolling stock and rail transport manufacturing company, where he served multiple leadership roles within its finance organization in different geographies with his most recent position as Vice President Finance for Western Europe, Asia Pacific, Middle East and Africa. From 2004 to 2007, he held several finance leadership roles with United Technologies Corporation, a multinational conglomerate, including as Chief Financial Officer for their Carrier Heating Systems business in Europe. Mr. Boussaid started his career in international finance as an audit manager with Ernst & Young Global Limited in France and The Coca-Cola Company in the United States.
In connection with his appointment, Mr. Boussaid will receive the following compensation: (i) an annual base salary of $575,000; (ii) commencing in 2025, a target bonus opportunity of 90% of his base salary (which is guaranteed to be paid at the greater of 90% of his base salary or actual performance based on corporate and individual factors for fiscal year 2025, and the greater of 45% of his base salary or actual performance based on corporate and individual factors for fiscal year 2026); (iii) a cash signing bonus in the amount of $2,000,000 (a portion of which is intended to make him whole for certain compensation that he is forfeiting in connection with his departure from his prior employer), which will be subject to clawback provisions through the third anniversary of his hire date; (iv) an award of restricted stock units with a grant value of $4,000,000 and performance stock units (pursuant to the fiscal year 2025 program with such performance stock units to be granted in 2025 at the same time that performance stock units are granted in 2025 to other executives) with a grant value of $6,000,000, in each case, granted pursuant to the Lucid Group, Inc. Second Amended and Restated 2021 Stock Incentive Plan, and with such restricted stock units vesting over two and half years and such performance stock units vesting consistent with the terms of performance stock units granted to other senior executives of the Company; (v) eligibility to participate in the Lucid Group, Inc. Executive Severance Benefit Plan with terms substantially consistent with the terms provided to other senior executives of the Company; (vi) a French national stipend of $100,000 each year to defray the costs to participate in the French retirement system, to retain necessary multinational taxation firms, and other support needed for future repatriation to France; and (vii) relocation assistance in the amount of $500,000, which will be subject to clawback provisions, in addition to paid, temporary housing for up to 6 months following Mr. Boussaid’s start date with the Company.
There is no arrangement or understanding with any person pursuant to which Mr. Boussaid was appointed as Chief Financial Officer, and there are no family relationships between Mr. Boussaid and any director or executive officer of Lucid. Additionally, there are no transactions between Mr. Boussaid and Lucid and/or its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.
The foregoing summary is qualified in its entirety by reference to Mr. Boussaid’s offer letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.
On the effective date of Mr. Boussaid’s appointment as Lucid’s Chief Financial Officer, Gagan Dhingra will cease serving as the Company’s Interim Chief Financial Officer, and will be promoted to Lucid’s Senior Vice President, Finance and Accounting. Mr. Dhingra will report to Mr. Boussaid upon such date and will remain as Lucid’s principal accounting officer.
In connection with his promotion, Mr. Dhingra will receive the following compensation: (i) a base annual salary increase to $475,000 ; (ii) commencing in 2025, a target bonus opportunity increase to 75% of his base salary; (iii) a one-time bonus in the amount of $250,000; (iv) an award of restricted stock units with a grant value of $400,000 and performance stock units (pursuant to the fiscal year 2024 program) with a grant value of $600,000, in each case, granted pursuant to the Lucid Group, Inc. Second Amended and Restated 2021 Stock Incentive Plan with such restricted stock units vesting quarterly over four years and such performance stock units vesting consistent with the terms of performance stock units granted to other senior executives of the Company; and (v) eligibility to participate in the Lucid Group, Inc. Executive Severance Benefit Plan with terms substantially consistent with the terms provided to other senior vice presidents of the Company.
The foregoing summary is qualified in its entirety by reference to Mr. Dhingra’s promotion letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2025

Lucid Group, Inc.

	By:	/s/ Gagan Dhingra
Gagan Dhingra
Interim Chief Financial Officer